                                                           EXHIBIT 4(e)


                                                                  EXECUTION COPY

            AMENDMENT NO. 2, dated as of December 19, 1997 (the "Amendment") to the AMENDED AND RESTATED CREDIT AGREEMENT (the "Credit Agreement"), dated as of March 26, 1997, among VIACOM INC. a Delaware corporation (the "Borrower"), the Bank parties thereto from time to time, THE BANK OF NEW YORK, as a Managing Agent and as the Documentation Agent, CITIBANK, N.A., as a Managing Agent and as the Administrative Agent, MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as a Managing Agent, THE BANK OF AMERICA NT&SA, as a Managing Agent, THE CHASE MANHATTAN BANK, as a Managing Agent, JP MORGAN SECURITIES INC., as a Syndication Agent, BANCAMERICA ROBERTSON STEPHENS (formerly known as BANCAMERICA SECURITIES, INC.), as a Syndication Agent, the Banks identified as Agents on the signature pages hereof, as Agents, and the Banks identified as Co-Agents on the signature pages thereof, as Co-Agents.

                                   WITNESSETH:

            WHEREAS, the parties who have heretofore entered into the Credit Agreement now desire to amend certain provisions thereof to provide for changes in the reduction of loan commitment provisions of the Credit Agreement.

            NOW THEREFORE, the parties hereto agree as follows:

            SECTION 1. Amendment. (a) Section 2.3(b) of the Credit Agreement is amended by adding at the end thereof the following provision:

      "; notwithstanding the second proviso above, optional reductions in an amount of up to $1.5 billion (reduced by the amount of any prepayments made pursuant to the last sentence of Section 3.4) made prior to June 30, 1998, may be allocated against Scheduled Revolving Loan Commitment Reduction Dates in any manner requested by the Borrower."

            (b) Section 3.4 of the Credit Agreement is amended by adding at the end thereof the following sentence:

      "Notwithstanding the foregoing, prepayments in an amount of up to $1.5 billion (reduced by the amount of any optional reductions made pursuant to the last clause of Section 2.3(b)) made prior to June 30, 1998, may be allocated among remaining maturities in any manner requested by the Borrower."
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            SECTION 2. Effectiveness. Following the execution of counterparts hereof by the Borrower and each of the Facility Agents and Managing Agents on their own behalf and on behalf of the Banks consenting to the execution of this Amendment, and the execution of written consents by the Majority Banks, this Amendment will be effective as of December 19, 1997.

            SECTION 3. Representations and Warranties. The Borrower hereby represents and warrants that as of the date hereof, after giving effect to this Amendment that (i) the representations and warranties contained in Article VI of the Credit Agreement (other than those stated to be made as of a particular date) are true and correct in all material respects on and as of the date hereof as though made on the date hereof, and (ii) no Default or Event of Default shall exist or be continuing under the Credit Agreement.

            SECTION 4. Miscellaneous. (a) Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement.

            (b) Except as amended hereby, all of the terms of the Credit Agreement shall remain and continue in full force and effect and are hereby confirmed in all respects.

            (c) This Amendment shall be a Loan Document for the purposes of the Credit Agreement.

            (d) This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto were upon the same instrument. Delivery of an executed counterpart of a signature page of this Amendment by telecopier shall be effective as delivery of a manually executed counterpart of this Amendment.

            (e) THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.


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            IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

                              VIACOM INC., as Borrower


                              By: /s/ George S. Smith
                                 ------------------------------------
                                 Name: George S. Smith
                                 Title: Chief Financial Officer



                              Managing Agents

                              THE BANK OF NEW YORK, as Managing
                              Agent, the Documentation Agent and
                              a Bank



                              By:  /s/ Geoffrey C. Brooks
                                 ------------------------------------
                                  Name: Geoffrey C. Brooks
                                  Title: Vice President


                              CITIBANK, N.A., as Managing Agent,
                              the Administrative Agent and a Bank



                              By: /s/ Robert H. Johnson, Jr.
                                 ------------------------------------
                                 Name: Robert H. Johnson, Jr.
                                 Title: Attorney-In-Fact


                              MORGAN GUARANTY TRUST COMPANY OF
                              NEW YORK, as Managing Agent and a
                                      Bank


                              By: /s/  Adam J. Silver
                                 ------------------------------------
                                 Name: Adam J. Silver
                                 Title: Associate


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                              THE BANK OF AMERICA NT&SA, as
                              Managing Agent and a Bank



                              By:/s/ Carl F. Salas
                                 ------------------------------------
                                 Name:  Carl F. Salas
                                 Title: Vice President

                              CHASE MANHATTAN BANK, as Managing
                              Agent and a Bank



                              By: /s/ John P. Haltmaier
                                 ------------------------------------
                                 Name: John P. Haltmaier
                                 Title: Vice President

                              Syndication Agents


                              JP MORGAN SECURITIES INC., as
                              Syndication Agent



                              By: /s/ Stephen J. Kenneally
                                 ------------------------------------
                                 Name: Stephen J. Kenneally
                                 Title: Vice President

                              BANCAMERICA ROBERTSON STEPHENS
                              (formerly known as BANCAMERICA
                              SECURITIES, INC.), as Syndication
                              Agent



                              By: /s/ Robert Karen
                                 ------------------------------------
                                 Name: Robert Karen
                                 Title: Vice President


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